UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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Current Report

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 5, 2016 (March 30, 2016)
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SYNERGY RESOURCES CORPORATION
(Exact name of registrant as specified in its charter)
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COLORADO (State or other jurisdiction of incorporation or organization)	001-35245 (Commission File Number)	20-2835920 (I.R.S. Employer Identification Number)

1625 Broadway, Suite 300
Denver, Colorado 80202

Registrant’s telephone number, including area code: (720) 616-4300

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Compensation Matters
On March 30, 2016, Synergy Resources Corporation (the “Company”) implemented a revised compensation structure for its senior management for the year ending December 31, 2016. The new structure is comprised primarily of a Short Term Incentive Program (the “2016 STIP”) and a Long Term Incentive Compensation Plan (“2016 LTIP”). The Company also adopted certain other compensation policies as described below.
2016 STIP
Under the 2016 STIP, the Company’s named executive officers (“NEOs”) and vice presidents (collectively, “Participating Officers”), are eligible to receive awards based on the satisfaction of specified performance criteria measured over the 2016 fiscal year (the “Performance Conditions”). The Performance Conditions include the following metrics: adjusted EBITDA, oil and gas sales volume, proved reserves, safety, and certain individual objectives. Participating Officers are assigned 2016 threshold, target, and maximum short-term incentive amounts (expressed as a percentage of their 2016 base salaries) that may be earned based on the level of achievement of the Performance Conditions. Awards under the 2016 STIP may be in cash or shares of common stock as the Participating Officer may elect. The table below sets forth the potential awards that may be earned under the 2016 STIP by each of CEO and President Lynn A. Peterson, CFO James P. Henderson, and COO Craig D. Rasmuson.

	Percent of 2016 Salary
Officer	Threshold	Target	Maximum
Lynn A. Peterson	50%	100%	200%
James P. Henderson	42.5%	85%	170%
Craig D. Rasmuson	25%	50%	100%
2016 LTIP
Under the 2016 LTIP, the Participating Officers are eligible to earn long term incentive compensation in the form of restricted stock units (“RSUs”) in the amounts determined by the Compensation Committee. All RSUs awarded pursuant to the 2016 LTIP will vest in one-third increments over a three-year period. In addition, Participating Officers are eligible to earn long term incentive compensation in the form of performance-vested stock units (“Performance Awards”). The Participating Officers will vest 0% to 200% of the amounts shown below based on the relative Total Shareholder Return, or TSR, of the Company between January 1, 2016 and December 31, 2018, as measured against the TSR of certain peer companies over that period. The table below sets forth the awards made to Messrs. Peterson, Henderson and Rasmuson under the 2016 LTIP.

Officer	RSUs	Performance Awards
Lynn A. Peterson	90,296	210,690
James P. Henderson	29,605	69,078
Craig D. Rasmuson	16,036	37,417

Other Compensation Policies

The Company’s Compensation Committee also adopted certain compensation policies, including stock ownership guidelines for executive officers and independent directors of the Company and restrictions on the ability of directors and officers to pledge Company shares as collateral.

Departure of Officer
Also on March 30, 2016, Frank Jennings notified the Company that after his employment agreement expires on May 31, 2016 (or another date mutually agreeable by all parties), he will not continue his employment with the Company, including his position as the Chief Accounting Officer of the Company. Effective on the date of his departure, Mr. Jennings’ 10,000 unvested shares of restricted stock will be issued and will vest in full, and the 150,000 options held by Mr. Jennings will be exercisable for the remaining term of the options.
Mr. Jennings will continue to serve as the Company’s principal accounting officer until the effective date of his resignation. The Company expects to have a replacement for Mr. Jennings’ position in place upon his departure.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: April 5, 2016
Synergy Resources Corporation

By:	/s/ Lynn A. Peterson
Lynn A. Peterson
President and Chief Executive Officer